UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2007

U.S. DRY CLEANING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. Tahquitz Canyon, Suite 203 Palm Springs, California	92262
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2007, U.S. Dry Cleaning Corporation (the “Company”) announced that F. Kim Cox has been appointed to the position of Chief Financial Officer (“CFO”) and Treasurer. The Company also announced that Haddon B. Libby, the former CFO, resigned from the Company to pursue other business interests.

Mr. Cox, age 55, has more than 25 years of experience in executive management, public company accounting and finance, corporate governance, and mergers and acquisitions. Mr. Cox served in multiple executive leadership positions at Rentrak Corporation, a publicly-held information management company, from 1985 to March 2005, during which he acted as President and Secretary from June 2000 to March 2005, Executive Vice President, Secretary and Treasurer from 1999 to June 2000, and Executive Vice President, Chief Financial Officer, Secretary and Treasurer from 1995 to 1999. Prior to joining Rentrak Corporation in 1985, Mr. Cox was an attorney in private practice in Oregon, and prior to that, he was a staff accountant with the former accounting firm of Arthur Andersen LLP. Mr. Cox has most recently served as an independent consultant to Rentrak Corporation and other businesses from April 2005 to the present. Mr. Cox received J.D. and M.B.A. degrees from Williamette University’s College of Law and Atkinson Graduate School of Management, respectively, and is a C.P.A. licensed in the State of Washington.

The Company entered into an employment agreement with Mr. Cox for a period of three years, which may be extended for up to three additional years. Mr. Cox will initially be paid at the rate of $16,667 per month until the Company achieves monthly revenues from normal operations in excess of $4,166,667 and positive “four-wall income” (as defined therein) for all stores considered in the aggregate for any 30-day period, and $20,850 per month thereafter. Mr. Cox will be eligible to earn a performance bonus at the discretion of the CEO and/or the Board. Pursuant to his employment agreement, Mr. Cox was granted fully-vested stock options to purchase up to 300,000 shares of the Company’s common stock, at exercise prices of $3.50, $5.00 and $7.00 per share for each increment of 100,000 shares, respectively.

In the event of the termination of Mr. Cox’s employment by the Company without Cause (as defined therein) or by Mr. Cox as a result of a material breach of the terms of the employment agreement by the Company, Mr. Cox will be entitled to received his base salary through the remaining term of the agreement. Mr. Cox’s employment agreement also contains standard confidentiality and non-competition provisions.

During the last two years, there have been no Company transactions or proposed transactions in which Mr. Cox has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Cox and any of the Company’s other executive officers or directors.

The employment agreement between the Company and Mr. Cox is being filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Employment Agreement, dated as of July 18, 2007, between U.S. Dry Cleaning Corporation and F. Kim Cox.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: July 24, 2007	By:	/s/ Robbie Lee
Robbie Lee
Chief Executive Officer

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